Free Writing Prospectus
Filed Pursuant to Rule 433
Dated September 22, 2010
Registration Statement No. 333-168098

$1.294bln Toyota Auto Receivables Owner Trust (TAOT) 2010-C	**PXING DETS**
Bookrunners: BARC, Citi, JPM	SEC Registered
Co-Managers: BofAML, CS, DB, HSBC, Mizuho, MS, Muriel Siebert, Ramirez, RBS

CLS	$AMT(MM)	S&P/MDY	WAL	PRN WINDOW	L.FINAL	BENCH+SPRD	YLD	CPN	$PX
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A1	495.000	*******	***	NOT OFFERED	********	****
A2	307.700	AAA/Aaa	1.05	9-17	12/17/12	EDSF+10	0.516	0.51	99.99430
A3	347.100	AAA/Aaa	1.90	17-31	04/15/14	EDSF+18	0.774	0.77	99.99481
A4	100.200	AAA/Aaa	2.93	31-40	12/15/14	IntS+22	1.098	1.09	99.98418
B	44.400	*******	****	NOT OFFERED	********	****
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EXPECTED SETTLE: 09/29/10	PX SPEED: 1.3 ABS	5% Call

FIRST PAYMENT DATE:	10/15/10	ERISA ELIGIBLE	: Yes
EXPECTED PRICING:	11:30AM	B&D	: Barclays
EXPECTED RATINGS:	Moody's, S&P
CUSIPS: A2: 89235U AB9, A3: 89235U AC7, A4: 89235U AD5

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THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.
ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS BY CALLING BARCLAYS CAPITAL INC., TOLL-FREE AT 1-888-603-5847.

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